NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Second Quarter 2023 Results
Net Income of $670 million and Record Operating Income of $627 million
22.3%1 GWP2 Growth, Led by Record Reinsurance Growth of 26.9%1 and Strong
Pricing Momentum
87.7% Combined Ratio Improved 410 Basis Points Year-Over-Year

HAMILTON, Bermuda – (BUSINESS WIRE) – July 26, 2023 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its second quarter 2023 results.

Second Quarter 2023 Highlights
•Record Operating Income of $627 million; Net Income of $670 million driven by continued underwriting margin improvement
•23.3% Net Income ROE and 21.8% Operating Income ROE; Record Total Shareholder Return of 25.3% annualized
•$4.2 billion in gross written premium with year-over-year growth of 22.3% in constant dollars as reported for the Group, 26.9% in constant dollars for Reinsurance and 14.1% in constant dollars for Insurance
•Combined ratios of 87.7% for the Group, 85.9% for Reinsurance and 92.7% for Insurance driven by improved pricing and lower catastrophe losses year-over-year
•Attritional combined ratios of 86.7% for the Group, 84.7% for Reinsurance and 92.1% for Insurance
•Pre-tax underwriting income of $401 million versus $240 million in the prior year
•$27 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums versus $85 million in the prior year
•Net investment income improved to $357 million versus $226 million in the prior year second quarter, driven by strong fixed income and alternative investment returns
•Completed successful $1.5 billion public equity offering in May 2023
•Strong operating cashflow for the quarter of $1.1 billion versus $715 million in the second quarter 2022

Footnote 1 in header denotes constant currency figure.
Footnote 2 in header denotes gross written premium (“GWP”).

“Everest’s second quarter performance was outstanding as we leaned into the hard reinsurance market. We continued to grow premiums, while expanding margins, resulting in strong increases in quarterly underwriting profits, net income, and record operating income. We delivered an operating ROE of 21.8% and a record annualized Total Shareholder Return in excess of 25%,” said Juan C. Andrade, Everest President & CEO. “Our lead market position in reinsurance, combined with best-in-class execution and dynamic capital deployment enabled us to take advantage of favorable market conditions and drive significantly higher risk adjusted returns. We also continued to advance our diversified and disciplined global primary insurance franchise, which is benefiting from firming rates. In addition to the excellent underwriting profit in the quarter, we generated nearly $360 million in net investment income with our well positioned portfolio. Our exceptional talent, diversified platform and underwriting discipline give us significant firepower to continue delivering on our objectives and capitalizing on abundant market opportunities, which are expected to continue well into 2024.”

Summary of Second Quarter 2023 Net Income and Other Items
•Net Income of $670 million, equal to $16.26 per diluted share versus second quarter 2022 net income of $123 million, equal to $3.11 per diluted share
•Operating income of $627 million, equal to $15.21 per diluted share versus second quarter 2022 net operating income of $386 million, equal to $9.79 per diluted share
•GAAP combined ratio of 87.7%, including 0.8 points of catastrophe losses versus the second quarter 2022 figure of 91.8%, including 2.9 points of catastrophe losses

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q2	Year to Date	Q2	Year to Date
All values in USD millions except for per share amounts and percentages	2023	2023	2022	2022
Everest Group
Net income (loss)	670	1,035	123	420
Operating income (loss) (1)	627	1,070	386	792

Net income (loss) per diluted common share	16.26	25.74	3.11	10.67
Net operating income (loss) per diluted common share	15.21	26.61	9.79	20.10

Net income (loss) return on average equity (annualized)	23.3%	18.3%	4.8%	8.4%
After-tax operating income (loss) return on average equity (annualized)	21.8%	18.9%	15.3%	15.8%
Notes
(1) Refer to the reconciliation of net income to net operating income found on page 6 of this press release

Shareholders' Equity and Book Value per Share	Q2	Year to Date	Q2	Year to Date
All values in USD millions except for per share amounts and percentages	2023	2023	2022	2022
Beginning shareholders' equity	9,014	8,441	9,528	10,139
Net income (loss)	670	1,035	123	420
Change - unrealized gains (losses) - Fixed inc. investments	(167)	82	(717)	(1,528)
Dividends to shareholders	(72)	(136)	(65)	(126)
Purchase of treasury shares	—	—	—	(1)
Public equity offering of shares	1,445	1,445	—	—
Other	11	36	(16)	(51)
Ending shareholders' equity	10,902	10,902	8,853	8,853

Common shares outstanding		43.4		39.4
Book value per common share outstanding		251.17		224.59
Less: Unrealized appreciation/depreciation of fixed maturity investments ("URAD")		(37.47)		(32.68)
Adjusted book value per common share outstanding excluding URAD		288.64		257.27

Change in BVPS adjusted for dividends		18.1%		(11.8)%
Total Shareholder Return ("TSR") - Annualized		25.3%		6.6%
Common share dividends paid - last 12 months		6.60		6.30

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q2		Year to Date
Gross written premium	4,180	7,923	3,447	6,633	21.3%		19.4%
Net written premium	3,674	7,003	3,021	5,833	21.6%		20.1%

Loss ratio	60.3%	61.8%	64.3%	64.2%	(4.0)	pts	(2.4)	pts
Commission and brokerage ratio	21.1%	21.2%	21.6%	21.6%	(0.5)	pts	(0.4)	pts
Other underwriting expenses	6.3%	6.4%	5.8%	5.8%	0.5	pts	0.6	pts
Combined ratio	87.7%	89.4%	91.8%	91.7%	(4.1)	pts	(2.3)	pts
Attritional combined ratio (1)	86.7%	87.1%	87.2%	87.3%	(0.5)	pts	(0.2)	pts

Pre-tax net catastrophe losses (2)	27	137	85	200
Pre-tax net Russia/Ukraine losses	—	—	45	45
Pre-tax net prior year reserve development	0	0	(1)	(2)
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses, CECL, and losses from the Russia/Ukraine war
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Reinsurance Segment – Quarterly Highlights
•Gross written premiums grew 26.9% on a constant dollar basis to approximately $2.8 billion, a new quarterly premium record for the segment. Growth was broad-based across geographies and lines.
•Growth was driven by 34.7% growth in property pro-rata, 29.6% growth in property Cat, and 16.2% in Casualty pro-rata as pricing increases and a flight to quality continues globally.
•Robust pricing momentum continued in the second quarter, with Cat pricing up 47.5% in North America and 29.2% Internationally, with improved terms/conditions.
•Attritional loss ratio improved 120-basis points over last year to 57.6%, and the attritional combined ratio improved to 84.7% vs 86.0% a year ago.
•Pre-tax catastrophe losses fell to $27 million net of estimated recoveries and reinstatement premiums, from $80 million a year ago. Catastrophe losses in the quarter were partially offset by $30 million of catastrophe bond recoveries related to Hurricane Ian.

Underwriting information - Reinsurance segment	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q2		Year to Date
Gross written premium	2,766	5,403	2,201	4,387	25.7%		23.2%
Net written premium	2,639	5,093	2,122	4,204	24.4%		21.2%

Loss ratio	58.8%	60.8%	64.6%	64.4%	(5.8)	pts	(3.6)	pts
Commission and brokerage ratio	24.5%	24.7%	24.8%	24.8%	(0.3)	pts	(0.1)	pts
Other underwriting expenses	2.6%	2.7%	2.4%	2.4%	0.2	pts	0.3	pts
Combined ratio	85.9%	88.2%	91.8%	91.6%	(5.9)	pts	(3.4)	pts
Attritional combined ratio (1)	84.7%	85.3%	86.0%	86.1%	(1.3)	pts	(0.8)	pts

Pre-tax net catastrophe losses (2)	27	135	80	190
Pre-tax net Russia/Ukraine losses	—	—	45	45
Pre-tax net prior year reserve development	0	0	(1)	(2)
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses, CECL, and losses from the Russia/Ukraine war
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Insurance Segment – Quarterly Highlights
•Gross written premiums rose to $1.4 billion, a 14.1% increase year-over-year in constant dollars, a new quarterly record, led by a diversified mix of property, marine, aviation, energy and other specialty lines
•Strong cycle management delivered an underwriting profit of $64 million.
•Catastrophe losses were benign in the quarter demonstrating our de-risking actions on the portfolio.
•Disciplined expense management drove a total expense ratio of 28.3% with continued investment in global systems and our platform.
•Pricing continues to exceed loss trend.

Underwriting information - Insurance segment	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q2		Year to Date
Gross written premium	1,414	2,520	1,246	2,247	13.5%		12.2%
Net written premium	1,035	1,910	899	1,630	15.0%		17.2%

Loss ratio	64.4%	64.6%	63.6%	63.9%	0.8	pts	0.7	pts
Commission and brokerage ratio	11.8%	11.8%	12.8%	12.7%	(1.0)	pts	(0.9)	pts
Other underwriting expenses	16.5%	16.2%	15.1%	15.2%	1.4	pts	1.0	pts
Combined ratio	92.7%	92.5%	91.5%	91.7%	1.2	pts	0.8	pts
Attritional combined ratio (1)	92.1%	91.9%	90.2%	90.6%	1.9	pts	1.3	pts

Pre-tax net catastrophe losses (2)	—	2	5	10
Pre-tax net Russia/Ukraine losses	—	—	—	—
Pre-tax net prior year reserve development	—	—	—	1
Notes
(1) Attritional combined ratio excludes catastrophe losses, reinstatement premiums, prior year development, Covid-19 losses, CECL, and losses from the Russian/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Investments and Shareholders’ Equity as of June 30, 2023
•Total invested assets and cash of $33.6 billion versus $29.9 billion on December 31, 2022
•Shareholders’ equity of $10.9 billion vs. $8.4 billion on December 31, 2022, including $1.6 billion of unrealized net losses on AFS fixed maturity investments
•Shareholders’ equity excluding unrealized gains (losses) on AFS fixed maturity investments of $12.5 billion versus $10.1 billion on December 31, 2022
•Book value per share of $251.17 versus $215.54 at December 31, 2022
•Book value per share excluding unrealized gains (losses) on AFS fixed maturity investments of $288.64 versus $259.18 at December 31, 2022
•Common share dividends declared and paid in the quarter of $1.65 per share equal to $72 million

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemic, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on July 27, 2023. The call will be available on the Internet through the Company’s website at https://www.everestglobal.com/investor-relations.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________
The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense) as the following reconciliation displays:

(Dollars in millions, except per share amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax operating income (loss)	$627	$15.21	$386	$9.79	$1,070	$26.61	$792	$20.10
After-tax net gains (losses) on investments	4	0.11	(189)	(4.79)	10	0.25	(312)	(7.93)
After-tax net foreign exchange income (expense)	39	0.94	(74)	(1.88)	(45)	(1.12)	(59)	(1.49)

Net income (loss)	$670	$16.26	$123	$3.11	$1,035	$25.74	$420	$10.67

(Some amounts may not reconcile due to rounding.)

Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,251	$2,916	$6,352	$5,708
Net investment income	357	226	617	469
Total net gains (losses) on investments	5	(236)	10	(390)
Other income (expense)	38	(71)	(42)	(56)
Total revenues	3,650	2,835	6,936	5,731

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,960	1,876	3,927	3,666
Commission, brokerage, taxes and fees	686	630	1,347	1,236
Other underwriting expenses	205	170	405	331
Corporate expenses	17	15	36	29
Interest, fees and bond issue cost amortization expense	33	24	65	48
Total claims and expenses	2,901	2,715	5,779	5,310

INCOME (LOSS) BEFORE TAXES	750	119	1,157	421
Income tax expense (benefit)	80	(4)	122	1

NET INCOME (LOSS)	$670	$123	$1,035	$420

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(169)	(732)	77	(1,548)
Reclassification adjustment for realized losses (gains) included in net income (loss)	2	16	5	20
Total URA(D) on securities arising during the period	(167)	(717)	82	(1,528)

Foreign currency translation adjustments	(1)	(28)	30	(62)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	1	1	2
Total benefit plan net gain (loss) for the period	—	1	1	2
Total other comprehensive income (loss), net of tax	(168)	(744)	113	(1,588)

COMPREHENSIVE INCOME (LOSS)	$502	$(621)	$1,148	$(1,168)

EARNINGS PER COMMON SHARE:
Basic	$16.26	$3.11	$25.74	$10.67
Diluted	$16.26	$3.11	$25.74	$10.67

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars and share amounts in millions, except par value per share)	2023	2022
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value (amortized cost: 2023, $26,372; 2022, $24,191, credit allowances: 2023, $(63); 2022, $(54))	$24,489	$22,236
Fixed maturities - held to maturity, at amortized cost (fair value: 2023, $781; 2022, $821, net of credit allowances: 2023, $(8); 2022, $(9))	798	839
Equity securities, at fair value	259	281
Other invested assets	4,262	4,085
Short-term investments	1,675	1,032
Cash	2,067	1,398
Total investments and cash	33,550	29,872
Accrued investment income	266	217
Premiums receivable (net of credit allowances: 2023, $(34); 2022, $(29))	4,263	3,619
Reinsurance paid loss recoverables (net of credit allowances: 2023, $(24); 2022, $(23))	201	136
Reinsurance unpaid loss recoverables	2,175	2,105
Funds held by reinsureds	1,075	1,056
Deferred acquisition costs	1,086	962
Prepaid reinsurance premiums	692	610
Income tax asset, net	399	459
Other assets (net of credit allowances: 2023, $(7); 2022, $(5))	961	930
TOTAL ASSETS	$44,668	$39,966

LIABILITIES:
Reserve for losses and loss adjustment expenses	23,405	22,065
Future policy benefit reserve	28	29
Unearned premium reserve	5,943	5,147
Funds held under reinsurance treaties	25	13
Amounts due to reinsurers	678	567
Losses in course of payment	150	74
Senior notes	2,348	2,347
Long-term notes	218	218
Borrowings from FHLB	519	519
Accrued interest on debt and borrowings	19	19
Unsettled securities payable	21	1
Other liabilities	412	526
Total liabilities	33,766	31,525

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2023) 74.2 and (2022) 69.9 outstanding before treasury shares	1	1
Additional paid-in capital	3,753	2,302
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit) of $(247) at 2023 and $(250) at 2022	(1,883)	(1,996)
Treasury shares, at cost; 30.8 shares (2023) and 30.8 shares (2022)	(3,908)	(3,908)
Retained earnings	12,940	12,042
Total shareholders' equity	10,902	8,441
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$44,668	$39,966

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(Dollars in millions)	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,035	$420
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(584)	(223)
Decrease (increase) in funds held by reinsureds, net	(5)	(51)
Decrease (increase) in reinsurance recoverables	(21)	(237)
Decrease (increase) in income taxes	56	(100)
Decrease (increase) in prepaid reinsurance premiums	(40)	(110)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,142	1,360
Increase (decrease) in future policy benefit reserve	(1)	(2)
Increase (decrease) in unearned premiums	732	177
Increase (decrease) in amounts due to reinsurers	63	120
Increase (decrease) in losses in course of payment	75	(178)
Change in equity adjustments in limited partnerships	(56)	(157)
Distribution of limited partnership income	49	105
Change in other assets and liabilities, net	(292)	(11)
Non-cash compensation expense	25	24
Amortization of bond premium (accrual of bond discount)	(11)	35
Net (gains) losses on investments	(10)	390
Net cash provided by (used in) operating activities	2,158	1,562

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	1,137	1,661
Proceeds from fixed maturities sold - available for sale	168	772
Proceeds from fixed maturities matured/called/repaid - held to maturity	61	—
Proceeds from equity securities sold	46	438
Distributions from other invested assets	133	205
Cost of fixed maturities acquired - available for sale	(3,396)	(4,071)
Cost of fixed maturities acquired - held to maturity	(15)	(72)
Cost of equity securities acquired	(3)	(283)
Cost of other invested assets acquired	(298)	(308)
Net change in short-term investments	(625)	878
Net change in unsettled securities transactions	41	23
Net cash provided by (used in) investing activities	(2,752)	(757)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(19)	(15)
Purchase of treasury shares	—	(1)
Dividends paid to shareholders	(136)	(126)
Cost of shares withheld on settlements of share-based compensation awards	(20)	(17)
Net cash provided by (used in) financing activities	1,269	(159)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(7)	30

Net increase (decrease) in cash	668	675
Cash, beginning of period	1,398	1,441
Cash, end of period	$2,067	$2,116

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$73	$101
Interest paid	64	48